UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
6.250% Series D Cumulative Term Preferred Stock, $0.001 par value per share	GAINM	The Nasdaq Stock Market LLC
6.375% Series E Cumulative Term Preferred Stock, $0.001 par value per share	GAINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Dealer Manager Agreement

On May 22, 2020, Gladstone Investment Corporation, a Delaware corporation (the “Company”), entered into a dealer manager agreement (the “Dealer Manager Agreement”), with Gladstone Securities, LLC, a Connecticut limited liability company and affiliate of the Company (the “Dealer Manager”), whereby the Dealer Manager will serve as the Company’s exclusive dealer manager in connection with the Company’s offering (the “Offering”) of up to $350,000,000 aggregate principal amount of the Company’s 6.00% Notes due 2040 (the “Notes”) on a “reasonable best efforts” basis. However, the Company can only offer for sale up to $200 million aggregate principal amount of the Notes pursuant to a prospectus supplement dated May 22, 2020 and a base prospectus dated July 24, 2019 (collectively, the “Prospectus”) relating to the registration statement on Form N-2 (File No. 333- 232124) (as the same may be amended and/or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended. The Company intends to file a new shelf registration statement on Form N-2 and a related prospectus supplement by July 2022, in order to register and offer for sale the aggregate principal amount of Notes pursuant to the terms of the Dealer Manager Agreement that remains unsold at that time.

Under the Dealer Manager Agreement, the Dealer Manager will provide certain sales, promotional and marketing services to the Company in connection with the Offering, and the Company will pay the Dealer Manager (i) selling commissions of 6.0% of the gross proceeds from sales of the Notes in the Offering and (ii) a dealer manager fee of 3.0% of the gross proceeds from sales of the Notes in the Offering (the “Dealer Manager Fee”). The Dealer Manager may, in its sole discretion, reallow a portion of the Dealer Manager Fee to participating broker-dealers in support of the Offering.

The terms of the Dealer Manager Agreement were approved by the Company’s board of directors, including all of its independent directors.

Pursuant to the Dealer Manager Agreement, the Company has agreed to indemnify the Dealer Manager and participating broker-dealers, and the Dealer Manager has agreed to indemnify the Company, against certain losses, claims, damages and liabilities, including but not limited to those arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or in the Prospectus, (ii) the omission or alleged omission to state in the Registration Statement (including the prospectus as a part thereof) or any post-effective amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission to state therein a material act required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The foregoing description of the Dealer Manager Agreement is a summary and is qualified in its entirety by the terms of the Dealer Manager Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On May 22, 2020, Proskauer Rose LLP delivered its legality opinion with respect to the Notes to be sold pursuant to the Prospectus, a copy of which is filed Exhibit 5.1 to this Current Report on Form 8-K.

Indenture and the Notes

On May 22, 2020, the Company and UMB Bank, National Association, as trustee (the “Trustee”), entered into an indenture (the “Base Indenture”) and a first supplemental indenture thereto (the “Supplemental Indenture” and collectively with the Base Indenture, the “Indenture”). The Supplemental Indenture relates to the Company’s issuance and sale of the Notes.

The Notes mature on November 1, 2040, unless previously redeemed or repurchased in accordance with their terms. The Notes bear interest at a rate of 6.00% per year payable monthly in arrears on the first day of each month, commencing on the first such date after issuance of such Note. The Notes are the Company’s direct unsecured obligations and will rank equal in right of payment with the Company’s existing and future unsecured, unsubordinated indebtedness, senior to any series of preferred stock currently outstanding or that the Company may issue in the future; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; effectively subordinated to all of the Company’s future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries and any of its future subsidiaries, including borrowings under the Company’s revolving credit facility.

Subject to certain conditions and limitations, until the listing, if any, of the Notes on the Nasdaq Global Select Market (“Nasdaq”) or another national securities exchange, Notes held by a natural person upon his or her death may be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per Note plus an amount equal to any accrued and unpaid interest otherwise payable for the then-current monthly interest period accrued to, but not including, the date of redemption. In addition, subject to certain conditions and limitations, until the earlier to occur of (1) the date upon which the Company’s board of directors, by resolution, suspends or terminates the optional redemption right of the holders of Notes and (2) the date, if any, on which the Notes are listed on Nasdaq or another national securities exchange, holders of the Notes may, at their option, tender any or all of their Notes for redemption for a cash payment of $22.50 per Note plus an amount equal to any accrued and unpaid interest otherwise payable for the then-current monthly interest period accrued to, but not including, the date of redemption.

The Notes may be redeemed, at the Company’s option, in whole or in part at any time or from time to time on or after the later of (1) the one-year anniversary of the Offering’s termination and (2) July 1, 2025 (such later date, the “Call Date”). Prior to the Call Date, the Company may redeem all, but not less than all, of the outstanding Notes at its option within 90 days of a Change of Control (as defined in the Supplemental Indenture). In addition, prior to the Call Date, the Company may redeem all or a portion of the outstanding Notes in order to comply with any applicable law, including the asset coverage requirements under Section 18, as modified by Section 61, of the Investment Company Act of 1940, as amended (the “1940 Act”); provided that in connection with any such redemption to maintain the asset coverage required by the 1940 Act, the Company may, at its sole option, redeem such additional amount of Notes that will result in the Company having asset coverage (as defined in the 1940 Act) of up to and including 250%. The redemption price for any redemption at the Company’s option will be $25.00 per Note, plus an amount equal to any accrued and unpaid interest otherwise payable for the then-current monthly interest period accrued to, but not including, the date of redemption.

The Indenture contains certain covenants, including covenants requiring the Company to (1) comply with Section 18(a)(1)(A) and (B), each as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions and (2) provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The description of the Base Indenture, the Supplemental Indenture and the Notes above is a summary and is qualified in its entirety by the terms of the Base Indenture, Supplemental Indenture and the Notes, respectively, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under the caption “Indenture and the Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Dealer Manager Agreement, dated as of May 22, 2020, by and between Gladstone Investment Corporation and Gladstone Securities, LLC.

4.1	Indenture, dated as of May 22, 2020, between Gladstone Investment Corporation and UMB Bank, National Association, as trustee

4.2	First Supplemental Indenture, dated as of May 22, 2020, relating to the 6.00% Notes due 2040, between Gladstone Investment Corporation and UMB Bank, National Association, as trustee

4.3	Form of 6.00% Notes due 2040 (contained in the First Supplemental Indenture filed as Exhibit 4.2 hereto)

5.1	Opinion of Proskauer Rose LLP, dated May 22, 2020.

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

Date: May 22, 2020	By:	/s/ Julia Ryan
Julia Ryan
Chief Financial Officer and Treasurer